Exhibit 99.1

Multi-Color Corporation Announces New Chief Financial Officer

CINCINNATI, OHIO, July 9, 2010 — Multi-Color Corporation (“MCC”) announced effective July 9, 2010, the appointment of Sharon E. Birkett as Vice President and Chief Financial and Accounting Officer of the Company. Ms. Birkett succeeds Dawn H. Bertsche who will no longer serve as Senior Vice President of Finance, Chief Financial and Accounting Officer of the Company effective today.

Ms. Birkett, age 44, relocated to the U.S. from Australia in February 2010 when she was appointed as MCC’s Vice President Corporate Controller. Prior to this appointment, following MCC’s acquisition of Collotype International Holdings Pty Limited (“Collotype”), Ms. Birkett served for two years as the Company’s Vice President Finance, International, and prior to the acquisition, as Collotype’s Chief Financial Officer for five years.

Nigel Vinecombe, President and CEO stated, “Sharon not only will continue to provide very strong financial skills and knowledge to our business, she also brings to our global leadership group important strategic, commercial and teamwork attributes we need to help grow our existing businesses and acquire new ones.”

Ms. Birkett holds a Bachelor of Arts in Accountancy from the University of South Australia, and a Master of Business Administration from The University of Adelaide. She is a member of the Institute of Chartered Accountants (ICA) and Certified Practicing Accountants (CPA) in Australia.

“The Company is grateful for Dawn’s contributions to Multi-Color the past ten years, including her leadership of the accounting and finance team and the guidance she has provided to the organization,” stated Multi-Color’s Chairman of the Board, Larry Kellar.

About Multi-Color (http://www.multicolorcorp.com)

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting the world’s most prominent brands including leading producers of home and personal care, wine and spirit, food and beverage and specialty consumer products. MCC serves international brand owners in North, Central and South America, Australia, Europe, New Zealand and South Africa with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. MCC employs approximately 1,400 associates across 13 operations globally and is a public company trading on the NASDAQ Global Select Market Exchange (company symbol: LABL).

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to manage foreign operations; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to its customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Nigel A. Vinecombe

President & CEO

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

(513) 345-1158